Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-1 of Clarus Therapeutics, Inc. of our report dated February 28, 2014, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois
May 23, 2014